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                                     BY-LAWS
                                       OF
                         J.G WENTWORTH & COMPANY, INC.

                            (a Delaware corporation)





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                                   BY-LAWS OF
                        J.G. WENTWORTH & COMPANY, INC.

                               ARTICLE I - OFFICES

         Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

         Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                       ARTICLE II - STOCKHOLDERS' MEETINGS

         Section 2-1. Place of Stockholders' Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the principal executive offices of the Corporation.

         Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year 1998, at such date and time as shall be designated by the Board of Directors.


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         At such annual meeting, there shall be held an election for a Board of
Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

         Section 2-3. Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

               (a) By the Board of Directors; or

               (b) By the Chairman or President of the Corporation.

         Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

         Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting shall be given, to the extent required by law, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States


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Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given by or at the direction of the person or persons authorized to call the meeting.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2-5. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.


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         Section 2-6. Voting List; Proxies. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to serve in any office at such meeting.

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy in any manner permitted by law. All proxies shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be


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voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Section 2-7. Action at Meetings. When a quorum is present at any meeting or adjournment thereof, action on any matter properly before the meeting, other than the election of directors, shall be by the affirmative vote of shares entitled to cast a majority of all votes entitled to be cast at the meeting (whether or not holders of such shares are present in person or represented by proxy at the meeting), unless the matter is one upon which by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Except for the election of directors and as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

         Section 2-8. Business at Meetings of Stockholders. Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, or any successor provision thereto) or in these By-laws, the business which shall be conducted at any meeting of the


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stockholders shall (a) have been specified in the written notice of the meeting
(or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors, or (c) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (d) have been specified in a written notice given to the Secretary of the Corporation, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Stockholder Notice"), in accordance with all of the following requirements:

               (1) Each Stockholder Notice must be delivered to, or mailed and received at, the offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 120 days prior to the anniversary of the date the Corporation's proxy statement was released to stockholders in connection with the Corporation's immediately preceding annual meeting, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of meeting was mailed or public


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disclosure of the date of the meeting was made, whichever occurs first, except that, for the 1998 Annual Meeting of Stockholders, the Stockholder Notice must be received by the Corporation not later than the close of business on February 1, 1998.

               (2) Each such Stockholder Notice must set forth: (i) the name and address of the stockholder who intends to bring the business before the meeting;
(ii) the general nature of the business which such stockholder seeks to bring before the meeting and, if a specific action is to be proposed, the text of the resolution or resolutions which the proposing stockholder proposes that the stockholders adopt; and (iii) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a stockholder not made in compliance with the foregoing procedure.

               Section 2-9. Informal Action by Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of


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votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                        ARTICLE III - BOARD OF DIRECTORS

         Section 3-1. Number. The entire Board shall consist of that number of Directors, not less than one (1) nor more than nine (9), as may from time to time be prescribed by the Board. The number of Directors shall initially consist of that number of directors serving at the time of adoption of this Section 3-1. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

         The Directors shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as reasonably possible and shall consist of:

               (a) Class I directors who shall serve until the 1998 annual meeting of stockholders and until their successors are duly elected and qualified and thereafter shall be elected to a three year term;

               (b) Class II directors who shall serve until the 1999 annual meeting of stockholders and until their successors are duly elected and qualified and thereafter shall be elected to a three year term; and


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               (c) Class III directors who shall serve until the 2000 annual meeting of stockholders and until their successors are duly elected and qualified and thereafter shall be elected to a three-year term.

         The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this Section 3-1 of these by-laws, in order to ensure that the three classes shall be as nearly equal in number as reasonably possible.

         Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

         Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.


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         Section 3-4. Special Meetings. Special meetings of the Board of
Directors shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

         Section 3-5. Notices of Meetings of Board of Directors.

               (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day's notice shall be given of the time and place of such meeting.

               (b) Special Meetings. At least one (1) day's notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

         Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

         Section 3-7. Informal Action by the Board of Directors. Any action required or permitted to be taken at any


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meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3-8. Powers.

               (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

               (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                     (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                     (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is


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interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                     (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                     (iv) To designate, by resolution adopted by a majority of the full Board of Directors, one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, subject to the limitations of applicable law, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                     (v) To designate, by resolution adopted by a majority of the full Board of Directors, one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                     (vi) To fix the place, time and purpose of meetings of stockholders.


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                     (vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                     (viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                     (ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                     (x) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

         Section 3-9. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in


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connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

         Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office, only for cause, and only by the holders of shares entitled to cast two thirds (2/3) of all votes entitled to be cast at a meeting duly called for that purpose (whether or not holders of such shares are present in person or represented by proxy at the meeting). In case the Board of Directors or any one (1) or more Directors be so removed, new Directors may be elected at the same time.

         Section 3-11. Resignations. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         Section 3-12. Vacancies. Vacancies and new created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a


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Director until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3-13. Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

         Section 3-14. Nominations. Notwithstanding the provisions of Section 2-8 of these by-laws (dealing with business at meetings of stockholders), nominations for the election of Directors may be made by the Board of Directors, a committee appointed by the Board of Directors or by any stockholder of record entitled to vote on the election of Directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a stockholder, which stockholder must provide timely written notice to the Secretary of the Corporation, in accordance with the following requirements:

               (1) To be timely, a stockholder's written notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual


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meeting of stockholders, not less than 120 days prior to the anniversary of the date that the Corporation's proxy statement was released to shareholders in connection with the Corporation's immediately preceding annual meeting, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, except that for the 1998 Annual Meeting of Stockholders, such notice must be received by the Corporation no later than the close of business of February 1, 1998; and

               (2) Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v)


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such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (vi) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse, in his or her sole discretion, to acknowledge the nomination of any persons as not made in compliance with the foregoing procedure.

                              ARTICLE IV - OFFICERS

         Section 4-1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

         Section 4-2. Term. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.


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         Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these by-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

         Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the


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Secretary shall record all proceedings of the meetings of the Corporation, the
Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

         Section 4-5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of


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Directors, he shall render a statement of the financial condition of the
Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

         Section 4-6. Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

         Section 4-7. Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his


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absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

         Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

         Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

         Section 4-10. Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                            ARTICLE V - CAPITAL STOCK


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         Section 5-1. Stock Certificates. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 5-2. Determination of Stockholders of Record. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days


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before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5-3. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

         Section 5-4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of


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stock or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.


                              ARTICLE VI - NOTICES

         Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders or where otherwise required by law, the purpose or purposes for which such meeting is called.

         Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph or telecopier, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail, telegraph or telecopier, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission or when confirmation of receipt by telecopier is received. If no address


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


for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

         Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                 ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
                           OFFICERS AND OTHER PERSONS

         Section 7-1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a


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


"proceeding")(other than an action by or in the right of the Corporation), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exist or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore notwithstanding such amendment unless such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors,


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


administrators and personal representatives, provided, however, that the Corporation shall indemnify any such indemnitees in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


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


         Section 7-2. Right of Claimant to Bring Suit. A claimant may bring suit against the Corporation under Section 7-1 only if the Corporation fails to pay in full within 30 days of its receipt of a written claim for payment hereunder. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, but not limited to, attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct,


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


shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7-3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 7-4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                               ARTICLE VIII - SEAL

         The form of the seal of the Corporation,
called the corporate seal of the Corporation,                [Form of Seal]
shall be as im- pressed adjacent hereto.


                            ARTICLE IX - FISCAL YEAR

         The fiscal year of the Corporation shall end on December 31.


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


                             ARTICLE X - AMENDMENTS

         These or other by-laws may be adopted, amended or repealed by the affirmative vote of shares entitled to cast two-thirds (2/3) of all votes entitled to be cast at any regular or special meeting of the stockholders (whether or not holders of such shares are present in person or represented by proxy at such meeting). Notwithstanding the foregoing, the Board of Directors shall have the power to adopt, amend or repeal these or other by-laws, except that the Board of Directors shall not have the power to amend Section 2-7,
Section 3-1, Section 3-10 or Article X of these by-laws unless such amendment is adopted by the stockholders in accordance with the previous sentence. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

                     ARTICLE XI - INTERPRETATION OF BY-LAWS

         All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter. Any determination involving interpretation or application of these by-laws made in good faith by the Board of Directors in a manner consistent with the previous sentence shall be final, binding and conclusive on all parties in interest.



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